UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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SONOS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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January 18, 2019
To Our Stockholders:
You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Sonos, Inc. The meeting will be held at 614 Chapala Street, Santa Barbara, CA 93101 on February 27, 2019 at 11:00 a.m. Pacific Time.
The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, the proxy statement, our annual report and the proxy card, each of which is enclosed.
Your vote is important. Whether or not you plan to attend the Annual Meeting, to ensure that your shares will be represented, please cast your vote as soon as possible via the internet or by phone, or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not affect your right to attend the Annual Meeting and to vote your shares in person.

Sincerely
Patrick Spence
Chief Executive Officer and Director

YOUR VOTE IS IMPORTANT
All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are encouraged to submit your proxy and voting instructions via the internet or by phone, or, if you received a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. You may do so automatically by voting in person at the Annual Meeting, or by delivering to us a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON FEBRUARY 27, 2019: THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM.

SONOS, INC.
614 Chapala Street
Santa Barbara, CA 93101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

January 18, 2019

Time and Date:	February 27, 2019 at 11:00 a.m. Pacific Time
Place:	614 Chapala Street, Santa Barbara, CA 93101
Items of Business:	1.
Elect the three Class I directors listed in the accompanying proxy statement, each to serve a three-year term expiring at the 2022 Annual Meeting of Stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

	2.	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Sonos, Inc. for the fiscal year ending September 28, 2019.
	3.	Hold an advisory vote on the frequency of future advisory votes on named executive officer compensation.
	4.	Transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Record Date:	Only stockholders of record at the close of business on January 10, 2019 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.
Proxy Voting:
Each share of common stock that you own represents one vote.
For questions regarding your stock ownership, you may contact us through our website at https://investors.sonos.com or, if you are a registered holder, contact our transfer agent, American Stock Transfer & Trust Company, LLC, through its website at www.astfinancial.com or by phone at (800) 937-5449.

This notice of the Annual Meeting, proxy statement and form of proxy are being distributed and made available on or about January 18, 2019.
Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy via the internet or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.
By Order of the Board of Directors,
Edward Lazarus
Chief Legal Officer and Corporate Secretary
Santa Barbara, California
January 18, 2019

SONOS, INC.
PROXY STATEMENT FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

SONOS, INC.
614 Chapala Street
Santa Barbara, CA 93101

PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

January 18, 2019
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the board of directors of Sonos, Inc. (“we,” “us,” “our company” or “Sonos”) for use at our 2019 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at 614 Chapala Street, Santa Barbara, CA 93101 on February 27, 2019 at 11:00 a.m. Pacific Time, and any adjournment or postponement thereof. Beginning on or about January 18, 2019, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access this proxy statement for the Annual Meeting (this “Proxy Statement”) and our Annual Report on Form 10-K for the fiscal year ended September 29, 2018 (the “Annual Report”) is being mailed to our stockholders. Our fiscal year ended September 29, 2018 is also referred to herein as “fiscal 2018.”
INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are using the internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability with instructions for accessing the proxy materials, including this Proxy Statement and our Annual Report, and voting via the internet or by phone. The Notice of Internet Availability also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient and less costly, and helps in conserving natural resources.
GENERAL INFORMATION ABOUT THE MEETING
Purpose of the Annual Meeting
You are receiving this Proxy Statement because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.
Record Date; Quorum
Only holders of record of our common stock at the close of business on January 10, 2019 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 100,473,088 shares of our common stock outstanding and entitled to vote. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters.
The holders of a majority of the voting power of the shares of our common stock entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.

Proposals Scheduled to be Voted on at the Annual Meeting
Proposal One. The election of each of the three Class I directors set forth in Proposal One to serve for a term of three years or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
Proposal Two. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 28, 2019.
Proposal Three. An advisory vote on the frequency of future advisory votes on named executive officer compensation.
Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, each share of our common stock as of the close of business on the Record Date represents one vote. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote via the internet or by phone, or, if you request or receive paper proxy materials, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee
If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Approval Threshold of Each Vote
For Proposal One, each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES,” to “WITHHOLD AUTHORITY FOR ALL NOMINEES” or “FOR ALL EXCEPT” one or any of the nominees you specify.
For Proposal Two, ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 28, 2019 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting represents a majority of the votes cast by stockholders.
For Proposal Three, the frequency receiving the greatest number of votes cast by stockholders will be considered the advisory vote of our stockholders. You may vote to hold such advisory votes “EVERY YEAR,” “EVERY TWO YEARS” or “EVERY THREE YEARS,” or you may “ABSTAIN.”
Abstentions (i.e. shares present at the Annual Meeting and marked “abstain”) are deemed to be shares presented or represented by proxy and entitled to vote, and are counted for purposes of determining whether a quorum is present. Abstentions have no effect on Proposals One and Three and the same effect as a vote against Proposal Two.
Broker Non-Votes
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters.
At the Annual Meeting, only Proposal Two is considered a routine matter. Brokers have discretionary authority to vote shares that are beneficially owned on Proposal Two. If a broker chooses not to vote shares for or against Proposal Two, it would have the same effect as an abstention.
Proposals One and Three are considered non-routine matters. Broker non-votes are not deemed to be shares entitled to vote on Proposals One and Three, and will have no effect on Proposals One and Three, other than for purposes of determining whether a quorum is present. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
Recommendations of Our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting
Our board of directors recommends that you vote your shares:

•	“FOR ALL NOMINEES” for the election of the three Class I directors set forth in Proposal One;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 28, 2019 for Proposal Two; and

•	“EVERY YEAR” for the frequency of future advisory votes on named executive officer compensation.
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:

•	Vote in person—stockholders who attend the Annual Meeting may vote in person;

•	Vote by phone—in order to do so, please call the number printed on your proxy card;

•	Vote via the internet—in order to do so, please follow the instructions shown on your proxy card by 11:59 p.m. Eastern Time on February 26, 2019; or

•
Vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your completed, signed and dated proxy card must be received prior to the Annual Meeting.

Votes submitted via the internet must be received by 11:59 p.m. Eastern Time on February 26, 2019. Submitting your proxy via the internet or by phone, or, if you request or receive a paper proxy card, by mail, will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card via the internet or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each proxy card you received to ensure that all of your shares are voted.

Expenses of Soliciting Proxies
We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any other information furnished to stockholders. Following the original mailing of the proxy materials, we and our agents, including directors, officers and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. Following the original mailing of the proxy materials, we will request brokers, custodians, nominees and other record holders to forward copies of the proxy materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote via the internet or by phone, you are responsible for any internet access or phone charges you may incur.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again by phone;

•	voting again via the internet no later than 11:59 p.m. Eastern Time on February 26, 2019; or

•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
We have a strong commitment to good corporate governance practices. These practices provide an important framework within which our board of directors, its committees and our management can pursue our strategic objectives in order to promote the interests of our stockholders.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of our company. Our Corporate Governance Guidelines are available without charge on the Investor Relations section of our website, which is located at https://investors.sonos.com, by clicking on “Governance Documents” in the “Corporate Governance” section of our website. Our Corporate Governance Guidelines are subject to modification from time to time by our board of directors pursuant to the recommendations of our nominating and corporate governance committee.
Board Leadership Structure
Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its Chairperson in any way that it considers in the best interests of our company, and that our nominating and corporate governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors with respect thereto as appropriate. Our Corporate Governance Guidelines also provide that, when the positions of Chairperson and Chief Executive Officer are held by the same person, our board of directors shall designate a “lead independent director” by a majority vote of the independent directors. In cases in which the Chairperson and Chief Executive Officer are the same person, the Chairperson schedules and sets the agenda for meetings of our board of directors in consultation with the lead independent director, and the Chairperson, or if the Chairperson is not present, the lead independent director, chairs such meetings. The responsibilities of the lead independent director include: (i) presiding at executive sessions of independent directors; (ii) serving as a liaison between the Chairperson and the independent directors; (iii) consulting with the Chairperson regarding the information sent to our board of directors in connection with its meetings; (iv) having the authority to call meetings of our board of directors and meetings of the independent directors; (v) being available under appropriate circumstances for consultation and direct communication with stockholders; and (vi) performing such other functions and responsibilities as requested by our board of directors from time to time.
Currently, our board of directors believes that it should maintain flexibility to select the Chairperson of our board of directors and adjust our board leadership structure from time to time. Our board of directors has not selected a lead independent director because the positions of Chairperson and Chief Executive Officer are not held by the same person. Our board of directors believes that we and our stockholders currently are best served by having Michelangelo Volpi, an independent director, serve as Chairperson. Separating the positions of Chief Executive Officer and Chairperson allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairperson to lead our board of directors in its fundamental role of providing independent advice to and oversight of management. Mr. Volpi has been the Chairperson of our board of directors since November 2010, and Patrick Spence has served as our Chief Executive Officer and as a member of the board of directors since January 2017. Both Mr. Volpi and Mr. Spence were selected to serve in their respective positions due to their extensive experience managing technology companies.
Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our board of directors and sound corporate governance policies and practices.
Our Board of Directors’ Role in Risk Oversight
Our board of directors as a whole has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to our board of directors and to our personnel who are responsible for risk assessment and information about the identification, assessment and management of critical risks, and our management’s risk mitigation strategies. These areas of focus include economic, operational, financial (accounting, credit, investment, liquidity and tax), competitive, legal, regulatory, cybersecurity, privacy, compliance and reputational risks. Our board of directors reviews strategic and operational risk in the context of discussions, question and answer sessions and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting and evaluates the risks inherent in significant transactions. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management.

Each committee of our board of directors meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. Our audit committee reviews our major financial risk exposures, our internal control over financial reporting, our disclosure controls and procedures, legal and regulatory compliance and, among other things, discusses with management and our independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews matters relating to cybersecurity and data privacy and security and reports to our board of directors regarding such matters. Our compensation committee evaluates our major compensation-related risk exposures and the steps management has taken to monitor or mitigate such exposures. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of our board of directors and reviews and discusses the narrative disclosure regarding our board of directors’ leadership structure and role in risk oversight. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.
Independence of Directors
The listing rules of The Nasdaq Stock Market (“Nasdaq”) generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent.
In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in such member’s capacity as a member of the audit committee, the board of directors or any other board committee (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors conducts an annual review of the independence of our directors. Our board of directors has determined that none of the members of our board of directors other than Mr. Spence has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the members of our board of directors other than Mr. Spence is “independent” as that term is defined under the rules of Nasdaq. Our board of directors has also determined that all members of our audit committee, compensation committee and nominating and corporate governance committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees.
Committees of Our Board of Directors
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our board of directors. Copies of the charters for each committee are available on the Investor Relations section of our website, which is located at https://investors.sonos.com, by clicking on “Governance Documents” in the “Corporate Governance” section of our website. Members serve on these committees until (i) they resign from their respective committee, (ii) they no longer serve as a director or (iii) as otherwise determined by our board of directors.
Audit Committee
Our audit committee is composed of Karen Boone, who is the chairperson of our audit committee, Robert Bach and Julius Genachowski. The composition of our audit committee meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Each member of our audit committee is financially literate. In addition, our board of directors has determined that Ms. Boone is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose any duties, obligations or liabilities that are greater than those generally imposed on members of our audit committee and our board of directors. Our audit committee, among other things:

•	selects a firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helps to ensure the independence of the independent registered public accounting firm;

•
discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with management and the independent accountants, our interim and year-end operating results;

•	develops procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	considers the adequacy of our internal accounting controls and audit procedures;

•	reviews and approves any proposed transaction between our company and any related party; and

•
approves the fees and other compensation to be paid to our independent registered public accounting firm, and pre-approves all audit and non-audit related services provided by our independent registered public accounting firm.

Compensation Committee
Our compensation committee is composed of Brittany Bagley, who is the chairperson of our compensation committee, Thomas Conrad and John Maeda. The composition of our compensation committee meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Each member of this committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee, among other things:

•	reviews and determines the compensation of our executive officers and recommends to our board of directors the compensation for our directors;

•	administers our stock and equity incentive plans;

•	reviews and makes recommendations to our board of directors with respect to incentive compensation and equity plans; and

•	establishes and reviews general policies relating to compensation and benefits of our employees.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is composed of Mr. Genachowski, who is the chairperson of our nominating and corporate governance committee, and Mr. Volpi. The composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Our nominating and corporate governance committee, among other things:

•	identifies, evaluates and recommends nominees to our board of directors and committees of our board of directors;

•	conducts searches for appropriate directors;

•	evaluates the performance of our board of directors and of individual directors;

•	considers and makes recommendations to the board of directors regarding the composition of the board and its committees;

•	reviews developments in corporate governance practices;

•	evaluates the adequacy of our corporate governance practices and reporting; and

•	makes recommendations to our board of directors concerning corporate governance matters.
Compensation Committee Interlocks and Insider Participation
The members of our compensation committee during the fiscal year ended September 29, 2018 included Ms. Bagley, Mr. Conrad and Mr. Maeda. None of the members of our compensation committee in fiscal 2018 was at any time during fiscal 2018 or at any other time one of our officers or employees, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. During fiscal 2018, none of our executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee.

Board and Committee Meetings and Attendance
Our board of directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During fiscal 2018: (i) our board of directors met five times and acted by unanimous written consent four times; (ii) our audit committee met five times; (iii) our compensation committee met eight times and acted by unanimous written consent four times; and (iv) our nominating and corporate governance committee met two times.
During fiscal 2018, each member of our board of directors attended at least 75% of the aggregate of all meetings of our board of directors and of all meetings of committees of our board of directors on which such member served that were held during the period in which such director served.
Board Attendance at Annual Meeting of Stockholders
Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. Prior to the completion of our initial public offering (“IPO”) in August 2018, we did not have a policy regarding director attendance at our annual meetings of stockholders.
Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Mr. Volpi, as the Chairperson of our board of directors, is the presiding director at these meetings.
Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our Chairperson or lead independent director, if any) may do so by letters addressed to the attention of our Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.
The address for these communications is:
Sonos, Inc.
614 Chapala Street
Santa Barbara, CA 93101
Attn: Corporate Secretary
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of the members of our board of directors, officers and employees. Our Code of Business Conduct and Ethics is posted on the Investor Relations section of our website, which is located at https://investors.sonos.com, by clicking on “Governance Documents” in the “Corporate Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the location specified above.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of our nominating and corporate governance committee in accordance with its charter, our restated certificate of incorporation and restated bylaws, our Corporate Governance Guidelines and the criteria approved by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, our nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, our nominating and corporate committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for nomination to our board of directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”
Director Qualifications
With the goal of developing a diverse, experienced and highly qualified board of directors, our nominating and corporate governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.
Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our restated certificate of incorporation and restated bylaws, our Corporate Governance Guidelines and the charters of the committees of our board of directors. When considering nominees, our nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. Through the nomination process, our nominating and corporate governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal One below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL ONE: ELECTION OF DIRECTORS
Our board of directors currently consists of eight directors and is divided into three classes, with staggered three-year terms, pursuant to our restated certificate of incorporation and our restated bylaws. Directors in Class I will stand for election at the Annual Meeting. The terms of office of directors in Class II and Class III expire at our Annual Meetings of Stockholders to be held in 2020 and 2021, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the three Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at our 2022 Annual Meeting of Stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
Shares represented by proxies will be voted “FOR” the election of each of the three nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes for the election of directors.
Nominees to Our Board of Directors
The nominees and their ages, occupations and lengths of service on our board of directors as of January 18, 2019 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position	Director Since
Robert Bach (1)	57	Director and Director Nominee	August 2011
Karen Boone (1)	45	Director and Director Nominee	June 2017
John Maeda (2)	52	Director and Director Nominee	June 2012

(1)    Member of our audit committee
(2)    Member of our compensation committee
Robert Bach has served as a member of our board of directors since August 2011. Mr. Bach previously held various roles at Microsoft Corporation, a technology company, from 1988 until his retirement in 2010. At Microsoft, Mr. Bach served as the President of Entertainment and Devices from 2006 to 2010 and as Senior Vice President of the Home and Entertainment Division from 2000 to 2006, in addition to numerous other leadership positions during his tenure at Microsoft. Mr. Bach holds a B.A. in economics from the University of North Carolina at Chapel Hill and an M.B.A. from the Stanford University Graduate School of Business. Mr. Bach was selected to serve as a member of our board of directors due to his experience in developing and bringing to market internet-based products that rely on hardware, software and services.
Karen Boone has served as a member of our board of directors since June 2017. Ms. Boone was previously the President, Chief Financial and Administrative Officer of Restoration Hardware, Inc., a home furnishings company, from May 2014 until August 2018. Ms. Boone previously served as Restoration Hardware’s Chief Financial Officer from June 2012 to May 2014. Prior to Restoration Hardware, from 1996 to June 2012, Ms. Boone served in various roles at Deloitte & Touche LLP, an accounting and consulting firm, most recently as an Audit Partner. Ms. Boone holds a B.S. in business economics from the University of California, Davis. Ms. Boone was selected to serve as a member of our board of directors due to her extensive accounting and management experience.
John Maeda has served as a member of our board of directors since June 2012. Mr. Maeda currently serves as the Global Head of Computational Design and Inclusion at Automattic, Inc., a web development company, a position he has held since August 2016. Before Automattic, Mr. Maeda served as a Design Partner at Kleiner Perkins Caufield & Byers, a venture capital firm, from December 2013 to August 2016. Prior to Kleiner Perkins, Mr. Maeda served as the President of the Rhode Island School of Design from June 2008 to January 2014, and as a Professor at the Massachusetts Institute of Technology from 1996 to 2008. Mr. Maeda continues to serve as a Strategic Advisor to Kleiner Perkins and also serves on the board of directors of Wieden+Kennedy, a global advertising firm. Mr. Maeda previously served as a Technical Advisory Board Member for Google Inc. He holds an S.M. and an S.B. in electrical engineering and computer science from the Massachusetts Institute of Technology, a Ph.D. in design science from the University of Tsukuba and an M.B.A. from the W.P. Carey School of Business at Arizona State University. Mr. Maeda was selected to serve as a member of our board of directors due to his extensive experience in product design and marketing, and his commitment to bringing diversity and inclusion into design.

Continuing Directors
The directors who are serving for terms that end following the Annual Meeting and their ages, occupations and lengths of service on our board of directors as of January 18, 2019 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position	Director Since
Class II Directors:
Thomas Conrad (1)	49	Director	March 2017
Julius Genachowski (2) (3)	56	Director	September 2013
Michelangelo Volpi (3)	52	Director and Chairperson	March 2010
Class III Directors:
Patrick Spence	44	Chief Executive Officer and Director	January 2017
Brittany Bagley (1)	35	Director	September 2017

(1)    Member of our compensation committee
(2)    Member of our audit committee
(3)    Member of our nominating and corporate governance committee
Brittany Bagley has served as a member of our board of directors since September 2017. Ms. Bagley currently serves as a Managing Director of Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, “KKR”), a global investment firm, a position she has held since December 2017, and previously served in other roles at KKR from July 2007 to December 2017. Prior to joining KKR, Ms. Bagley was an Analyst at The Goldman Sachs Group, Inc., an investment banking firm. She holds a B.A. from Brown University. Ms. Bagley was selected to serve as a member of our board of directors due to her depth of experience in financial and investment matters and experience with a broad range of technology companies.
Thomas Conrad has served as a member of our board of directors since March 2017. Mr. Conrad was most recently the Vice President of Product at Snap Inc., a camera company, a position he held from March 2016 to March 2018. Prior to Snap, Mr. Conrad served as the Chief Technology Officer of Pandora Media, Inc., a streaming music service company, from July 2004 to June 2014, and as the Executive Vice President of Product from July 2004 to March 2014. Mr. Conrad holds a B.S.E in computer science from the University of Michigan. Mr. Conrad was selected to serve as a member of our board of directors due to his management experience and his experience in the development of music-based technology products.
Julius Genachowski has served as a member of our board of directors since September 2013. Mr. Genachowski is currently a Managing Director and Partner of The Carlyle Group, a global alternative asset management firm, a position he has held since January 2014. Previously, Mr. Genachowski served as the Chairman of the U.S. Federal Communications Commission from June 2009 to May 2013. Mr. Genachowski has held senior executive positions at IAC/InterActiveCorp, an internet and media company, and has also served as a director of or advisor to various companies. Mr. Genachowski currently serves on the boards of directors of Mastercard Incorporated and Sprint Corporation. He also served on the President's Intelligence Advisory Board under President Obama. Mr. Genachowski holds a B.A. in history from Columbia University and a J.D. from Harvard Law School, and served as a law clerk to U.S. Supreme Court Justice David H. Souter. Mr. Genachowski was selected to serve on our board of directors due to his experience in the technology, communications and media industries, his expertise in regulatory matters, his global perspective and his experience serving on the boards of directors of public companies.
Patrick Spence has served as our Chief Executive Officer and as a member of our board of directors since January 2017, and as our President since July 2016. Previously, Mr. Spence served as our Chief Commercial Officer from June 2012 to June 2016. Prior to Sonos, Mr. Spence spent 14 years at Research In Motion Limited, a consumer electronics company and the developer of the BlackBerry device, in a variety of senior roles, including most recently serving as the Senior Vice President and the Managing Director of Global Sales and Regional Marketing from August 2011 until June 2012. Mr. Spence holds a B.A. in business administration from the Ivey Business School at the University of Western Ontario. Mr. Spence was selected to serve as a member of our board of directors due to the perspective and experience he brings as our Chief Executive Officer and due to his extensive experience in senior leadership positions at technology and other companies.
Michelangelo Volpi has served as a member of our board of directors since March 2010 and as the Chairperson of our board of directors since November 2010. Since July 2009, Mr. Volpi has served as a General Partner of Index Ventures, a venture capital firm. From June 2007 to July 2009, Mr. Volpi served as the Chief Executive Officer of Joost N.V., an internet premium video services company. From 1994 to June 2007, Mr. Volpi served in various executive roles at Cisco Systems, Inc., a networking and telecommunications company. Mr. Volpi currently serves on the boards of directors of Exor N.V., Fiat Chrysler Automobiles N.V., Zuora, Inc. and Elastic N.V. Mr. Volpi previously served on the board of directors of Hortonworks, Inc. from October 2011 to January 2019 and on the board of directors of Pure Storage, Inc. from April 2014 to October 2018. Mr. Volpi holds a B.S. in mechanical engineering and an M.S. in manufacturing systems engineering from Stanford University and an M.B.A. from the Stanford University Graduate School of Business. Mr. Volpi was selected to serve as a member of our board of directors due to his extensive experience in senior leadership positions at technology and other companies.
There are no family relationships among our directors and executive officers.
Director Compensation
Director Compensation Table
The following table presents the total compensation for each person who served as a non-employee member of our board of directors during the fiscal year ended September 29, 2018. Mr. Spence is not included in the table below, as he is employed as our Chief Executive Officer and receives no compensation for his service as director. The compensation received by Mr. Spence as an employee is shown in “Executive Compensation—Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)	Stock Option Awards ($) (1) (2)	Total ($)
Robert Bach	60,000	43,108	103,108
Brittany Bagley	65,000	—	65,000
Karen Boone	65,000	—	65,000
Thomas Conrad	60,000	—	60,000
Julius Genachowksi	75,000	43,108	118,108
John Maeda	60,000	43,108	103,108
Michelangelo Volpi (3)	—	—	—

(1)
The amounts reported in this column represent the aggregate grant date fair value of the stock options granted under our 2003 Stock Plan to our directors during fiscal 2018, as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC 718”). The amounts reported in this column reflect the accounting value for these equity awards and do not correspond to the actual economic value that may be received by our directors from such awards, which will vary depending on the performance of our common stock.

(2)	Our non-employee directors held the following number of stock options as of September 29, 2018:

Name	Shares Subject to Outstanding Stock Options
Robert Bach	226,434
Brittany Bagley	—
Karen Boone	31,766
Thomas Conrad	31,766
Julius Genachowski	114,376
John Maeda	36,674
Michelangelo Volpi	—

(3)	Mr. Volpi declined to accept any compensation for his service on our board of directors in fiscal 2018.
Non-Employee Director Compensation Arrangements
Beginning with fiscal 2018, we pay each non-employee director an annual retainer fee of $50,000 for service on our board of directors and additional annual retainer fees for services as follows:

•	$15,000 for the chair of our audit committee and $10,000 for each of its other members;

•	$15,000 for the chair of our compensation committee and $10,000 for each of its other members; and

•	$15,000 for the chair of our nominating and corporate governance committee and $10,000 for each of its other members.

Pursuant to a policy adopted by our board of directors, each non-employee director who first becomes a member of our board of directors after our IPO will be granted restricted stock units (“RSUs”) having a fair market value on the grant date equal to $175,000. Following each annual meeting of stockholders, each non-employee director will be granted additional RSUs having a fair market value on the date of grant equal to $175,000, subject to proration for directors who join our board of directors and receive an initial grant in the same 12-month cycle. In each case, the number of shares of our common stock for which the grant of RSUs is settleable is determined by dividing $175,000 by the trailing 30-day average of the closing price of our common stock on The Nasdaq Global Select Market. Each grant of RSUs will vest over one year in four equal quarterly installments following the date of grant, unless determined otherwise by our board of directors or our compensation committee. RSUs granted to non-employee directors under the policy described above will accelerate and vest in full in the event of a change of control, subject to the terms of our 2018 Equity Incentive Plan.
We also reimburse our directors for their reasonable out-of-pocket expenses in connection with attending meetings of our board of directors and committees.
Director Share Ownership Guidelines Policy
For a description of the Share Ownership Guidelines Policy that applies to our directors, please see “Executive Compensation—Executive and Director Share Ownership Guidelines Policy” below.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR THE ELECTION OF THE THREE CLASS I DIRECTORS SET FORTH IN THIS PROPOSAL ONE.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending September 28, 2019 and recommends that our stockholders vote for the ratification of such selection. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 28, 2019 requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting. In the event that PricewaterhouseCoopers LLP is not ratified by our stockholders, the audit committee will review its future selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.
PricewaterhouseCoopers LLP audited our financial statements for the fiscal year ended September 29, 2018. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, PricewaterhouseCoopers LLP periodically rotates the individuals who are responsible for our audit. In addition to performing the audit of our consolidated financial statements, PricewaterhouseCoopers LLP provided various other services during the fiscal years ended September 29, 2018 and September 30, 2017. Our audit committee has determined that PricewaterhouseCoopers LLP’s provision of these services, which are described below, does not impair PricewaterhouseCoopers LLP’s independence from us. During the years ended September 29, 2018 and September 30, 2017, fees for services provided by PricewaterhouseCoopers LLP were as follows:

	Fiscal Year Ended
	September 29, 2018	September 30, 2017
Audit fees (1)	$2,678,796	$1,342,908
Tax fees (2)	6,369	84,285
Other fees (3)	1,800	59,300
Total fees	$2,686,965	$1,486,493

(1)
Consists of fees rendered in connection with the audit of our consolidated financial statements, including audited financial statements presented in our annual report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports and services normally provided in connection with regulatory filings. Also consists of professional services rendered in connection with our Registration Statement on Form S-1 related to our IPO completed in August 2018.

(2)
Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, as well as technical tax advice related to federal and state income tax matters, assistance with sales tax and assistance with tax audits.

(3)	Consists of fees for services other than the services reported in audit fees, audit-related fees and tax fees.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our audit committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL TWO.

PROPOSAL THREE: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we must provide our stockholders with the opportunity to make a non-binding, advisory vote on the frequency of future advisory votes on named executive officer compensation (the “Say-On-Frequency Vote”). The non-binding, advisory Say-On-Frequency Vote must be submitted to our stockholders at least once every six years.
We are asking stockholders to indicate whether they prefer to cast future advisory votes on named executive officer compensation “EVERY YEAR,” “EVERY TWO YEARS” or “EVERY THREE YEARS.” Stockholders may also abstain from voting on this proposal. The frequency that receives the greatest number of votes cast by stockholders will be considered the advisory vote of our stockholders.
Our board of directors values the opinions of our stockholders and will consider the result of the Say-On-Frequency Vote in determining the frequency with which we will hold future advisory votes on named executive officer compensation. However, the Say-On-Pay Frequency Vote is not binding. Our board of directors may determine that it is in the best interests of Sonos and our stockholders to hold an advisory vote on named executive officer compensation more or less frequently than the frequency that is selected by our stockholders.
After careful consideration, our board of directors recommends that future non-binding advisory votes on the compensation of our named executive officers be held every year.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “EVERY YEAR”
FOR THE SAY-ON-FREQUENCY VOTE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of December 31, 2018 by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our non-employee directors and director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of December 31, 2018 and shares issuable upon the settlement of RSUs that will vest within 60 days of December 31, 2018 are deemed to be outstanding and to be beneficially owned by the person holding the stock options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Percentage ownership of our common stock is based on 100,248,663 shares of our common stock outstanding on December 31, 2018. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Sonos, Inc., 614 Chapala Street, Santa Barbara, CA 93101.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
KKR Stream Holdings LLC (1)	21,845,682	21.8
Entities affiliated with Index Ventures (2)	12,084,250	12.1
John MacFarlane	7,215,758	7.2
Valdur Koha and affiliated entities (3)	5,810,354	5.8
Non-Employee Directors and Nominees:
Robert Bach (4)	416,120	*
Brittany Bagley (5)	—	—
Karen Boone (6)	13,234	*
Thomas Conrad (7)	15,220	*
Julius Genachowski (8)	113,384	*
John Maeda (9)	68,384	*
Michelangelo Volpi (10)	12,084,358	12.1
Named Executive Officers:
Patrick Spence (11)	1,499,829	1.5
Michael Giannetto (12)	653,394	*
Joy Howard (13)	199,368	*
Nicholas Millington (14)	1,037,738	1.0
Matthew Siegel (15)	101,462	*
All executive officers and directors as a group (11 persons) (16)	16,003,123	15.4

*	Less than 1%

(1)
Each of KKR 2006 Fund L.P. (as the managing member of KKR Stream Holdings LLC), KKR Associates 2006 L.P. (as the general partner of KKR 2006 Fund L.P.), KKR 2006 GP LLC (as the general partner of KKR Associates 2006 L.P.), KKR Fund Holdings L.P. (as the designated member of KKR 2006 GP LLC), KKR Fund Holdings GP Limited (as a general partner of KKR Fund Holdings L.P.), KKR Group Holdings Corp. (as a general partner of KKR Fund Holdings L.P. and the sole shareholder of KKR Fund Holdings GP Limited), KKR & Co. Inc. (as the sole shareholder of KKR Group Holdings Corp.), KKR Management LLC (as the controlling shareholder of KKR & Co. Inc.) and Messrs. Henry R. Kravis and George R. Roberts (as the designated members of KKR Management LLC and the managers of KKR 2006 GP LLC) may be deemed to be the beneficial owners having shared voting and dispositive power with respect to the shares owned by KKR Stream Holdings LLC. The principal business address of each of the entities and persons listed in this footnote, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York 10019. The principal business address of Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(2)
Consists of (i) 10,931,734 shares held by Index Ventures Growth I (Jersey), L.P. (“Index I”), (ii) 1,092,096 shares held by Index Ventures Growth I Parallel Entrepreneur Fund (Jersey), L.P. (“Index I Parallel”) and (iii) 60,420 shares held by Yucca (Jersey) S.L.P. (“Yucca”). Index Venture Growth Associates I Limited (“IVGA I”) is the managing general partner of Index I and Index I Parallel and has the sole voting and investment power with respect to the shares held by Index I and Index I Parallel. Yucca is a co-investment vehicle that is contractually required to mirror the investment of Index I and Index I Parallel. Nigel Greenwood, Ian Henderson, Sinéad Meehan, Bernard Dallé, Phil Balderson and David Hall are the directors of IVGA I and may be deemed to have shared voting, investment and dispositive power with respect to the shares held by these entities. Mr. Volpi, who is a member of our board of directors, is a partner within the Index Ventures group. The principal business address for Index I, Index I Parallel and Yucca is 44 Esplanade, St. Helier, Jersey JE1 EFG, United Kingdom.

(3)
Consists of (i) 2,172,696 shares held by The Koha Family Irrevocable Trust—1999 GST Exempt, of which Mr. Koha is a trustee, (ii) 1,276,848 shares held by Mr. Koha individually, (iii) 1,102,752 shares held by The Koha Family Irrevocable Trust—1999 GST Taxable, of which Mr. Koha is a trustee, (iv) 578,702 shares held by The Irene M Koha Marital Trust—1999, of which Mr. Koha is a trustee, (v) 500,000 shares held by The Koha Dynasty Trust—2000, of which Mr. Koha is a trustee, and (vi) 179,356 shares held by The Valdur Koha Trust—1999, of which Mr. Koha is a beneficiary and a trustee.

(4)
Consists of (i) 97,148 shares held by Mr. Bach individually, (ii) 70,386 shares held by Mr. Bach and Pauline Bach, as community property with right of survivorship, (iii) 12,000 shares held by the Robert J. Bach 2013 Annuity Trust, for which Mr. Bach serves as a trustee, (iv) 16,000 shares held by the Pauline M. Bach 2016 Annuity Trust, of which Mr. Bach’s spouse is a beneficiary, (v) 12,000 shares held by the Pauline M. Bach 2013 Annuity Trust, of which Mr. Bach’s spouse is a beneficiary, and (vi) 208,586 shares subject to stock options held by Mr. Bach that are exercisable within 60 days of December 31, 2018.

(5)	The principal business address of Ms. Bagley is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(6)	Consists of 13,234 shares subject to stock options that are exercisable within 60 days of December 31, 2018.

(7)	Consists of 15,220 shares subject to stock options that are exercisable within 60 days of December 31, 2018.

(8)	Consists of (i) 20,000 shares and (ii) 93,384 shares subject to stock options that are exercisable within 60 days of December 31, 2018.

(9)	Consists of (i) 52,702 shares and (ii) 15,682 shares subject to stock options that are exercisable within 60 days of December 31, 2018.

(10)
Consists of (i) 12,084,250 shares held by entities affiliated with Index Ventures, as further described in footnote 2 above, and (ii) 108 shares held by the Volpi-Cupal Family Trust, of which Mr. Volpi is a trustee. The principal business address of Mr. Volpi is c/o Index Ventures, 44 Esplanade, St. Helier, Jersey JE1 EFG, United Kingdom.

(11)
Consists of (i) 1,476,202 shares subject to stock options that are exercisable within 60 days of December 31, 2018 and (ii) 23,627 shares issuable upon the settlement of RSUs that will vest within 60 days of December 31, 2018.

(12)	Consists of 653,394 shares subject to stock options that are exercisable within 60 days of December 31, 2018.

(13)	Consists of 199,368 shares subject to stock options that are exercisable within 60 days of December 31, 2018. Ms. Howard ceased serving as Chief Marketing Officer in May 2018.

(14)	Consists of (i) 103,714 shares and (ii) 934,024 shares subject to stock options that are exercisable within 60 days of December 31, 2018.

(15)	Consists of 101,462 shares subject to stock options that are exercisable within 60 days of December 31, 2018.

(16)
Consists of (i) 12,468,308 shares, (ii) 3,511,188 shares subject to stock options that are exercisable within 60 days of December 31, 2018 and (iii) 23,627 shares issuable upon the settlement of RSUs that will vest within 60 days of December 31, 2018, each of which are held by our named executive officers and directors as a group. Does not include the beneficial ownership of either Edward Lazarus or Anna Fraser, each of whom became an executive officer subsequent to December 31, 2018.

EXECUTIVE OFFICERS
Our executive officers and their ages as of January 18, 2019 and positions with Sonos are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position
Patrick Spence	44	Chief Executive Officer and Director
Michael Giannetto	55	Chief Financial Officer
Anna Fraser	37	Chief People Officer
Edward Lazarus	59	Chief Legal Officer and Corporate Secretary
Nicholas Millington	42	Chief Product Officer
Matthew Siegel	45	Chief Commercial Officer
Our board of directors chooses our executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.
Patrick Spence. For a brief biography of Mr. Spence, please see “Proposal One: Election of Directors—Continuing Directors.”
Michael Giannetto has served as our Chief Financial Officer since October 2012. From September 2008 to June 2011, Mr. Giannetto served as the Chief Financial Officer of Vistaprint N.V., an online provider of business and consumer printing products and services, and served as the Senior Vice President of Finance of Vistaprint from May 2003 to August 2008. Prior to Vistaprint, Mr. Giannetto served in various financial leadership roles at ePresence, Inc., EMC Corporation and Data General Corporation. Mr. Giannetto holds a B.S. in accounting from Bentley University and an M.B.A. from the F.W. Olin Graduate School of Business at Babson College.
Anna Fraser has served as our Chief People Officer since January 2017. Prior to Sonos, from September 2007 to January 2017, Ms. Fraser served as the Director and Chief of Staff for People Operations of Google Inc., a technology company, where she was responsible for people strategy and employee experience. Ms. Fraser holds a B.A. in sociology from Harvard University.
Edward Lazarus has served as our Chief Legal Officer and Corporate Secretary since January 2019. From January 2013 to December 2018, Mr. Lazarus served as the Executive Vice President, General Counsel and Corporate Secretary of Tribune Media Company. Prior to Tribune, Mr. Lazarus worked as an independent consultant and attorney from February 2012 to January 2013 and served as the Chief of Staff to the Chairman of the Federal Communications Commission June 2009 to February 2012. From 2000 to 2009, Mr. Lazarus practiced law at Akin Gump Strauss Hauer & Feld LLP. Mr. Lazarus holds a B.A. from Yale University and a J.D. from Yale Law School.
Nicholas Millington has served as our Chief Product Officer since February 2017. Mr. Millington previously served as our Vice President and Chief of Staff of Product from February 2010 to January 2017, as our Director of Advanced Development and Architecture from November 2006 to February 2010 and as our Director of Software Development from April 2003 to October 2006. Prior to Sonos, from June 1998 to April 2003, Mr. Millington served as a Software Design Engineer Lead, SharePoint for Microsoft Corporation, a technology company. Mr. Millington holds a B.S.E. in electrical engineering from Duke University.
Matthew Siegel has served as our Chief Commercial Officer since September 2017. Prior to Sonos, from April 2014 to August 2017, Mr. Siegel served as the Vice President General Manager of Digital Commerce of Nike, Inc., a sportswear and athletic apparel company. From December 2008 to February 2014, Mr. Siegel was an Executive Vice President Digital Commerce at Ann, Inc., a national clothing retailer. Mr. Siegel holds a B.S. in communications studies from Northwestern University.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis describes the material elements of our executive compensation program for our principal executive officer, our principal financial officer and our three other most highly compensated executive officers (our “named executive officers”) for fiscal 2018:

•	Patrick Spence, our Chief Executive Officer;

•	Michael Giannetto, our Chief Financial Officer;

•	Joy Howard, our former Chief Marketing Officer;

•	Nicholas Millington, our Chief Product Officer; and

•	Matthew Siegel, our Chief Commercial Officer.
Philosophy and Context for Executive Compensation
We believe our executive compensation program has been designed to motivate, reward, attract and retain the talent necessary to ensure our continued success as Sonos evolves. The program seeks to align executive compensation with our short- and long-term objectives, business strategy, financial performance and long-term value creation for our stockholders. In addition, our compensation model has historically emphasized a “One Sonos” approach, with an emphasis on the success of Sonos as a whole and a goal of sharing our success with all of our employees.
Pre-IPO Executive Pay Strategy
Prior to our IPO, we used a pay program design that was heavily oriented toward equity rather than cash in order to achieve a strong alignment between our executives (which we define as the direct reports of our Chief Executive Officer), employees and stockholders. Specifically:

•	Base salaries were set at or below the competitive market levels for many of our executives, and we did not have a history of annual adjustments;

•	Annual bonus targets were set at 15% of salary for all employees in the company, including our named executive officers; and

•	Bonus awards prior to fiscal 2018 were based on a discretionary evaluation of company and individual performance.
Post-IPO Evolution of Our Pay Practices
As part of our planning for our IPO, we began to shift our overall executive pay strategy to better align with competitive market practices, while maintaining a significant emphasis on equity awards and a “One Sonos” mindset. In connection with this shift in strategy:

•	We eliminated the individual performance component for our fiscal 2018 bonus plan and focused solely on company financial performance for all employees, including our named executive officers;

•
Following a review of our compensation program, in mid- fiscal 2018 and in early fiscal 2019, we increased the salaries of certain of our executives, including our named executive officers, to better align with competitive market pay practices, as well as to reflect both individual merit and performance and internal parity considerations;

•
Bonus targets for members of our senior management, including our named executive officers, will be increased from 15% of salary to 25% of salary for fiscal 2019, and will continue to be tied to company rather than individual performance; and

•
We anticipate that our equity awards, including those granted to our named executive officers, will be shifted to primarily time-based RSUs rather than stock options, in order to increase the competitiveness of our pay programs while maintaining a significant, long-term alignment between our employees and our stockholders.

Compensation Governance Practices
In addition to these compensation practices, we are dedicated to the highest standards of good governance for our executive compensation plans, and we are in the process of establishing our governance framework for executive pay.
What We Do

•
Link Pay to Performance: We link a significant portion of executive compensation to performance. On average, approximately 87% of fiscal 2018 named executive officer target compensation was variable compensation tied to our financial performance and/or the performance of our stock price.

•
Incentivize a Strong Ownership Mentality: Our primary compensation vehicle is equity awards tied to the value of our common stock, which we use to motivate long-term performance and strongly align the interests of our executives with those of our stockholders.

•
Grant Awards with Double-Trigger Acceleration: All of the equity awards granted to our employees, including to our named executive officers, provide for acceleration of vesting only upon an involuntary termination in connection with a change in control.

•
Maintain Rigorous Share Ownership Guidelines: Beginning in fiscal 2019, we established minimum share ownership requirements of 10x base salary for our Chief Executive Officer and 5x base salary for our other executives. These guidelines further reinforce the commitment to stock ownership for our executives.

•
Appoint an Independent Chairperson of our Board of Directors: We separate the roles of Chairperson of our board of directors and Chief Executive Officer. This separation allows the Chairperson to focus on the effectiveness of our board of directors and oversight of our executives while our Chief Executive Officer focuses on executing our strategy and managing our business.

•
Prohibit the Hedging or Pledging of Our Common Stock: We prohibit all employees and directors from engaging in hedging transactions or from pledging our common stock for the purpose of securing a loan.

What We Do Not Do

•	We do not provide tax gross-ups on change in control benefits.

•	We do not provide any executive benefits or perquisites.

•	We do not grant equity awards with single-trigger acceleration.
Compensation Decision-Making Process
Role of the Compensation Committee
Our compensation committee is responsible for setting and overseeing our executive compensation policies and programs, and for determining the compensation of our executives, including our named executive officers. Our compensation committee also administers our 2003 Stock Plan, our 2018 Equity Incentive Plan and our 2018 Employee Stock Purchase Plan. Prior to our IPO, compensation decisions for our executives, other than our Chief Executive Officer, were made by our Chief Executive Officer. Compensation decisions for our Chief Executive Officer were made by our full board of directors.
Our compensation committee has the authority to retain outside advisors, including independent executive compensation consultants, to assist in the evaluation of executive compensation. For fiscal 2018, no independent executive compensation consultants were retained directly by our compensation committee. Our compensation committee did, however, receive input and advice from Semler Brossy Consulting Group, LLC (“Semler Brossy”), which was hired by management in 2017 to assist with our overall compensation strategy development and in planning for our IPO.
Role of Management
Our Chief Executive Officer, our Chief People Officer and other members of our human resources team generally provide information, data, analysis, updates and compensation recommendations to our compensation committee. Specifically, they provide recommendations to our compensation committee on compensation arrangements for executives, other than themselves, as well as the design of all material compensation and benefit plans.
Role of the Compensation Consultant
Semler Brossy assisted management in reviewing our total compensation strategy and preparing for our IPO. To support our ongoing compensation programs, Semler Brossy’s role included:

•	Reviewing annual and long-term incentive designs and assisting with recommendations of annual and long-term incentive awards;

•	Reviewing and providing recommendations relating to the total compensation program, including competitive peer group analysis;

•
Assisting our compensation committee in the reviewing and analysis of information provided to our compensation committee by management, and developing recommendations with respect to the compensation of our executives, including our Chief Executive Officer and our other named executive officers;

•	Assisting management and our compensation committee with the design of our IPO-related equity awards;

•	Attending and participating in compensation committee meetings as requested by our compensation committee; and

•	Providing data and recommendations related to our 2018 Equity Incentive Plan and our 2018 Employee Stock Purchase Plan.
Peer Groups and Market Data
When considering the total compensation packages for our executives, we review market data and aim to provide competitive total compensation opportunities. Historically, decisions have not been based solely on comparative peer data or specific benchmarks and our compensation committee does not target any specific positioning or percentile or utilize a formulaic approach in designing our overall executive compensation package. Rather, our compensation committee considers a number of factors including, peer data, company and individual performance and internal parity when making compensation decisions, without placing any particular weighting on any one factor. For executives, our compensation committee believes that a significant portion of these total compensation opportunities should be delivered via an equity-based compensation component in order to continue to promote an ownership culture and encourage our executives to identify, pursue and invest in appropriate long-term strategies for increasing stockholder value.
In fiscal 2018, our compensation committee used peer group data to review our executive compensation practices and levels against similarly situated companies. Data for the peer group was reviewed by our compensation committee, but there was no specific positioning by element for fiscal 2018.
In determining peer companies, our compensation committee considered similar companies within the technology, consumer electronic and digital music/sound production industries that had been public at least two to three years, with annual revenues approximately 1/2x to 3x our expected fiscal 2018 revenue. Based on these criteria, our compensation committee reviewed peer group data from the following 13 peer companies for fiscal 2018:

Dolby Laboratories, Inc.	Logitech International SA	Synaptics Incorporated
Fitbit, Inc.	NETGEAR, Inc.	TiVo Inc.
Garmin Ltd.	Nuance Communications, Inc.	Universal Electronics Inc.
GoPro, Inc.	Pandora Media, Inc.
iRobot Corporation	Plantronics, Inc.
In addition to direct peer group data, our executives and our compensation committee also reviewed market data for named executive officers provided by the Radford Global Technology Survey, the Global Mercer Comptryx Technology Industry, Mid Company and the Equilar Survey. These surveys were used to assess market competitiveness for executive positions not typically disclosed in the public filings of our peers.

Components of Compensation
We believe our named executive officers’ compensation mix emphasizes variable pay and promotes long-term stockholder value, but as described above, our compensation committee does not target a particular pay mix. Our emphasis on stock-based compensation in particular is designed to create strong alignment with the interests of our stockholders and focus decision-makers on the creation of long-term value rather than short-term results.
Our named executive officer compensation includes both short-term and long-term components. Short-term compensation consists of a named executive officer’s annual base salary and annual incentive cash bonus. Long-term compensation may include grants of stock options or other equity-based awards, as determined by our compensation committee. The table below describes the three elements of compensation for our named executive officers during fiscal 2018.

Pay Element	Purpose	Description
Base Salary	Provide fixed compensation to attract and retain talented executives.
Fixed cash compensation level that is established upon initial hire and reviewed annually.
Adjusted depending on a named executive officer’s responsibilities, performance, skills and experience as compared with relevant market data, as well as taking internal parity into consideration.

Company Bonus	Motivate and reward named executive officers for achievement of annual financial performance goals.
Determined by our compensation committee, with reference to pre-established targets selected by our Chief Executive Officer, which for fiscal 2018 were revenue growth and operating profit margin. Actual payouts could range from 0% to 110% of target, based on performance.

Equity Awards	Motivate and reward named executive officers’ contributions to enhancing long-term stockholder value and the achievement of long-term business objectives; encourage executive retention.	For fiscal 2018, equity awards consisted of stock options with either monthly or quarterly vesting, in each case over a four-year period.
Fiscal 2018 Pay Decisions
Annual Base Salary
We pay our named executive officers an annual base salary to provide them with a fixed and stable level of pay that compensates them for their scope of responsibility, skill level and performance. As a private company, our base salaries were generally set at the time of hire and/or promotion, without formalized opportunity for increases in subsequent years. As a public company, our compensation committee expects to review base salaries relative to the competitive market on an annual basis and make adjustments where appropriate in furtherance of our talent recruitment and retention goals. In fiscal 2018, mid-year salary changes were made for certain of our named executive officers based on individual performance, market competitiveness and internal parity considerations. The mid-year increases in base salary for our named executive officers who received a salary increase were 7.1%. The increases in base salary for our named executive officers who received a salary increase at the start of fiscal 2019 were between 6.7% and 57.1%. Base salary changes for fiscal 2018 and fiscal 2019 were as follows:

Name	Fiscal 2017 ($)	Fiscal 2018 (1) ($)	Fiscal 2019 ($)
Patrick Spence	350,000	350,000	550,000
Michael Giannetto	350,000	362,500	400,000
Joy Howard †	375,000	375,000	—
Nicholas Millington	350,000	350,000	350,000
Matthew Siegel	—	362,500	400,000

†	Ms. Howard ceased serving as our Chief Marketing Officer in May 2018.
(1)    These amounts reflect an annualized rate after giving effect to mid-year salary increases.

Annual Cash Incentive Plan
We maintain an annual cash incentive plan that is designed to serve as an incentive to drive financial performance for the entire organization. Historically, the annual cash incentive program has been discretionary and not based on any specific performance metrics. For fiscal 2018, in consultation with our compensation committee, our Chief Executive Officer approved fiscal year-over-year revenue growth and operating profit margin targets for Sonos, with bonus payouts to range from 90% of target for a minimum threshold level of performance and 110% of target for maximum level of performance, as shown in the table below:
Fiscal 2018 Sonos Bonus Targets

YoY Revenue Growth Target	Operating Profit Margin Target	Bonus Payout
23.0-30.0%	1%	110%
18.0-22.9%	0%	100%
11.0-17.9%	0%	90%
Our Chief Executive Officer, in consultation with our compensation committee, selected revenue growth and operating profit margin as the performance metrics for fiscal 2018, with both metrics calculated in accordance with U.S. generally accepted accounting principles, based on the belief that meaningful revenue growth combined with strategic cost management are important drivers of stockholder value creation. Revenue growth and operating profit margin were both evaluated, but without any specific weighting or formula, to determine the final results, and our compensation committee exercised its judgment in evaluating the actual business conditions and performance in determining the final payouts.
Actual performance for fiscal 2018 was 14% year-over-year revenue growth and an operating profit margin of below zero. However, based on an evaluation of fiscal 2018 performance and our success in areas beyond the bonus targets above, including achievement of our goal of increased product velocity with the launch of two new products (Sonos One and Sonos Beam) in fiscal 2018, with the launch of Sonos Beam exceeding our forecasts, achieving our highest annual growth rate since fiscal 2014, the addition of a record number of new homes (21% more new homes were added in fiscal 2018 than in fiscal 2017) and the successful completion of our $240 million IPO in the fourth quarter of fiscal 2018, our compensation committee approved a special payout at 100% of target bonus for all employees, including our named executive officers.
All named executive officers had a target cash incentive opportunity equal to 15% of base salary for fiscal 2018. For fiscal 2019, the annual cash incentive opportunity for members of our senior management, including each named executive officer, is increasing from 15% to 25% of base salary.
Long-Term Incentive Compensation
Long-term incentive compensation has been the primary component of our compensation program and an important tool in linking the financial interests of our named executive officers with the long-term interests of our stockholders. Upon hire, each of our named executive officers was granted a stock option award. Every year thereafter, our named executive officers have received additional stock option awards, with vesting subject to continued employment. In fiscal 2018, stock options were awarded as part of our normal annual refresh process in April 2018 to all named executive officers other than Mr. Spence, and additional stock option awards were granted to all named executive officers at the time of our IPO as a means to provide additional retention and alignment with our public stockholders. In order to better align his award value to company performance, Mr. Spence’s annual stock option was granted in November 2017, closer to the end of fiscal 2017.
Historically, we have granted stock options on an annual basis, as well as off-cycle awards for new hires and internal promotions, with an exercise price equal to the fair market value on the date of grant, subject to service-based vesting over a period of four years designed to promote meaningful retention of our top talent. In determining the size of equity grants to our named executive officers, our board of directors and compensation committee considered the applicable named executive officer’s performance, comparative competitive levels of equity compensation for peer companies and the retentive value of such awards.

In fiscal 2018, the following stock option awards were granted to our named executive officers.

	2018 Annual Award		Award at IPO
Name	Grant Date Fair Value ($)	Number of Shares	Grant Date Fair Value ($)	Number of Shares
Patrick Spence	862,152	158,840	1,089,101	200,000
Michael Giannetto	319,060	60,000	234,157	43,000
Joy Howard †	—	—	—	—
Nicholas Millington	340,330	64,000	234,157	43,000
Matthew Siegel	265,883	50,000	234,157	43,000

†	Ms. Howard ceased serving as our Chief Marketing Officer in May 2018, and her unvested awards were forfeited upon the effective date of her separation.
Our compensation committee continues to review and evaluate our post-IPO executive compensation policies and practices in order to obtain an appropriate design and mix of equity incentives that we believe is necessary to recruit, retain and motivate top talent in the furtherance of long-term value creation for stockholders.
Benefits and Perquisites
We provide all of our employees, including our named executive officers, broad-based employee benefits that are intended to attract and retain employees while providing them with health and welfare security, including medical, dental, vision, life and disability insurance coverage, and the ability for eligible participants to participate in our 401(k) plan. We also provide discounts on our products to all employees, as well as gift cards to purchase Sonos products based on employment anniversaries.
Executive and Director Share Ownership Guidelines Policy
Our compensation committee has adopted a Share Ownership Guidelines Policy for our executives and directors. In general, each executive has five years from the date such executive becomes an executive to accumulate shares of our common stock having a value reflected as a percentage of such executive’s base salary: 10x base salary for our Chief Executive Officer and 5x base salary for other executives. For directors, each director has five years from the date such director is first appointed to our board of directors to accumulate shares of our comment stock having a value equal to 5x the annual cash retainer for directors. In addition, each executive is required to retain 50% of any after tax shares received from the vesting of awards or exercise of stock options until such ownership guideline is met. The purpose of the guidelines is to encourage our executives and directors to own and retain shares of our common stock, thereby aligning their interests with our stockholders.
Employment, Severance and Change in Control Agreements
We have entered into offer letters with each of our named executive officers. Each of these arrangements provides for at-will employment and generally includes the named executive officer’s initial base salary and an indication of eligibility for an annual cash incentive award opportunity and for the grant of an initial equity award. In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement.
Each of the stock options held by our named executive officers that were granted under our 2003 Stock Plan contains a provision for partial accelerated vesting (either 25% or 50%) upon an involuntary termination occurring within two months prior to, or within six months following, a change in control. Each of the stock options and RSU awards granted to our named executive officers under our 2018 Equity Incentive Plan in fiscal 2019 contains a provision for the full acceleration of vesting upon an involuntary termination occurring within two months prior to, or within 12 months following, a change in control.
Additionally, Mr. Giannetto’s offer letter provides that, in the event we terminate his employment without cause (as defined in his offer letter), we would continue to pay Mr. Giannetto’s then-current base salary for six months following his termination and continue paying his existing health insurance benefits during such period.
In connection with Ms. Howard’s separation from Sonos in May 2018, we agreed to provide her with a severance payment of $187,500, which was equal to six months of her base salary. We also extended her post-termination option exercise period until March 2019 and, consistent with Sonos policy, provided her with $3,950 in training and education expense reimbursement.

No named executive officer is part of any other guaranteed severance or change-in-control plan. Please see “—Estimated Payments upon Termination or Change in Control” for more information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our named executive officers.
Tax Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows the deductibility by any publicly held corporation of individual compensation expenses in excess of $1 million paid to certain executive officers within a taxable year. Recent changes to Section 162(m) in connection with the passage of the Tax Cuts and Jobs Act repealed exceptions to the deductibility limit that were previously available for “qualified performance-based compensation,” including stock option grants, effective for taxable years after December 31, 2017. As a result, all cash and equity compensation paid to certain of our executive officers in excess of $1 million will be non-deductible unless it qualifies for transition relief afforded to newly public companies or otherwise under the applicable rules.
Our compensation committee seeks to balance the cost and benefit of tax deductibility with our executive compensation goals designed to promote long-term stockholder interests, and continues to reserve discretion to approve new compensation or modify existing compensation arrangements that result in a loss of deductibility when it believes that such payments are appropriate to attract and retain executive talent.
Report of the Compensation Committee
Our compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, our compensation committee has recommended to our board of directors that the Compensation Discussion and Analysis be incorporated by reference in annual report on Form 10-K for the fiscal year ended September 29, 2018 and this Proxy Statement.
Submitted by the Compensation Committee
Brittany Bagley, Chair
Thomas Conrad
John Maeda

Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by or paid to each of our named executive officers for all services rendered in all capacities during the fiscal years ended September 29, 2018 and September 30, 2017:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total ($)
Patrick Spence	2018	350,000	52,500 (3)	1,951,253	—	—	2,353,753
Chief Executive Officer	2017	350,000	—	1,696	66,500	—	418,196
Michael Giannetto	2018	362,500	56,250 (3)	553,216	—	—	971,966
Chief Financial Officer	2017	350,000	—	291,516	52,500	—	694,016
Joy Howard	2018	248,498	—	—	—	187,500 (4)	435,998
Former Chief Marketing Officer †	2017	375,000	125,000 (5)	300,715	56,250	—	856,965
Nicholas Millington Chief Product Officer	2018	350,000	52,500 (3)	574,487	—	—	976,987
Matthew Siegel Chief Commercial Officer	2018	362,500	56,250 (3)	500,040	—	—	918,790

†	Ms. Howard ceased serving as our Chief Marketing Officer in May 2018.

(1)
In November 2016, each of Messrs. Spence, Giannetto and Millington and Ms. Howard accepted an offer to reprice an outstanding stock option held by such named executive officer, from an exercise price of $18.64 per share to an exercise price of $13.56 per share. No changes to the number of shares underlying the respective stock option or to the vesting schedule of such stock option were made in connection with this repricing. The amounts reported in this column represent the aggregate grant date fair value of the stock options granted under our 2003 Stock Plan or our 2018 Equity Incentive Plan to our named executive officers during the fiscal years ended September 29, 2018 and September 30, 2017, as computed in accordance with ASC 718, and include the incremental fair value of the repriced stock option held by the applicable named executive officer. The assumptions used in calculating the dollar amount recognized for financial statement reporting purposes of the equity awards reported in this column are set forth in Note 8 to our audited consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended September 29, 2018. The amounts reported in this column reflect the accounting value for these equity awards and do not correspond to the actual economic value that may be received by our named executive officers from the equity awards.

(2)
These amounts reflect bonuses earned by Messrs. Spence and Giannetto and Ms. Howard based upon our achievement of financial objectives and milestones. In the fiscal year ended September 30, 2017: (i) Mr. Spence was eligible to earn a target bonus of $52,500 and received 127% of such bonus; (ii) Mr. Giannetto was eligible to earn a target bonus of $52,500 and received 100% of such bonus; and (iii) Ms. Howard was eligible to earn a target bonus of $56,250 and received 100% of such bonus.

(3)
These amounts reflect bonuses paid to Messrs. Spence, Giannetto, Millington and Siegel for fiscal 2018 performance, as approved by our compensation committee. For more information on the bonuses paid to our named executive officers in fiscal 2018, see “—Fiscal 2018 Pay Decisions” above.

(4)	This amount reflects a severance payment to Ms. Howard in connection with her departure from Sonos in May 2018.

(5)	This amount reflects a retention bonus earned by Ms. Howard in May 2017.

Grants of Plan-Based Awards in Fiscal 2018 Table
The following table presents information concerning each grant of an award made to the named executive officers during the fiscal year ended September 29, 2018 under any plan.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Shares Underlying Option	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($) (2)
Name	Type of Award	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)
Patrick Spence	Cash	—	—	47,250	52,500	57,750	—	—	—
	Option	11/7/2017	11/7/2017	—	—	—	158,840	15.025	862,152
	Option	8/1/2018	8/1/2018	—	—	—	200,000	15.00	1,089,101
Michael Giannetto	Cash	—	—	50,625	56,250	61,875	—	—	—
	Option	5/25/2018	5/25/2018	—	—	—	60,000	15.105	319,060
	Option	8/1/2018	8/1/2018	—	—	—	43,000	15.00	234,157
Joy Howard	Cash	—	—	50,625	56,250	61,875	—	—	—
Nicholas Millington	Cash	—	—	47,250	52,500	57,750	—	—	—
	Option	5/25/2018	5/25/2018	—	—	—	64,000	15.105	340,330
	Option	8/1/2018	8/1/2018	—	—	—	43,000	15.00	234,157
Matthew Siegel	Cash	—	—	50,625	56,250	61,875	—	—	—
	Option	11/7/2017	11/7/2017	—	—	—	254,132	15.025	1,379,378
	Option	5/25/2018	5/25/2018	—	—	—	50,000	15.105	265,883
	Option	8/1/2018	8/1/2018	—	—	—	43,000	15.00	234,157

(1)
Reflects threshold, target and maximum target bonus amounts for fiscal 2018 performance under our Annual Cash Incentive Plan, as described in “—Fiscal 2018 Pay Decisions” above. These amounts do not necessarily correspond to the actual value received by the named executive officer.

(2)
The amounts reported in this column represent the aggregate grant date fair value of the stock options granted under our 2003 Stock Plan or our 2018 Equity Incentive Plan to our named executive officers during the fiscal year ended September 29, 2018, as computed in accordance with ASC 718. The assumptions used in calculating the dollar amount recognized for financial statement reporting purposes of the equity awards reported in this column are set forth in Note 8 to our audited consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended September 29, 2018. The amounts reported in this column reflect the accounting value for these equity awards and do not correspond to the actual economic value that may be received by our named executive officers from the equity awards.

Outstanding Equity Awards at Fiscal Year-End Table
The following table provides information regarding the outstanding stock option awards held by our named executive officers as of September 29, 2018.

		Stock Option Awards
		Number of Securities Underlying Unexercised Options		Exercise Price ($/Share)
Name	Grant Date (1)	Exercisable	Unexercisable		Expiration Date
Patrick Spence	10/12/2012 (2)	800,000	—	4.375	10/11/2022
	7/1/2013 (2)	121,394	—	5.00	6/30/2023
	8/1/2014 (2)	114,578	—	11.275	7/31/2024
	8/12/2015 (3)	13,630	2,328	13.56 (4)	8/11/2025
	7/7/2016 (5)	36,192	23,712	13.56	7/6/2026
	9/8/2016 (6)	268,696	268,696	13.56	9/7/2026
	11/7/2017 (7)	36,400	122,440	15.025	11/6/2027
	8/1/2018 (8)	—	200,000	15.00	7/31/2028
Michael Giannetto	2/3/2012 (2)	419,666	—	1.925	2/2/2022
	7/1/2013 (2)	49,230	—	5.00	6/30/2023
	8/1/2014 (2)	53,470	—	11.275	7/31/2024
	8/12/2015 (3)	15,902	2,716	13.56 (4)	8/11/2025
	7/7/2016 (5)	16,890	11,066	13.56	7/6/2026
	9/8/2016 (6)	41,308	41,310	13.56	9/7/2026
	5/22/2017 (9)	21,250	38,750	13.56	5/21/2027
	5/25/2018 (10)	6,250	53,750	15.105	5/24/2028
	8/1/2018 (8)	—	43,000	15.00	7/31/2028
Joy Howard	6/26/2015 (2)	76,200	—	13.56 (4)	3/11/2019
	7/7/2016 (2)	62,898	—	13.56	3/11/2019
	9/8/2016 (2)	44,020	—	13.56	3/11/2019
	5/22/2017 (2)	16,250	—	13.56	3/11/2019
Nicholas Millington	5/29/2009 (2)	100,000	—	1.15	5/28/2019
	2/26/2010 (2)	40,000	—	1.50	2/25/2020
	5/21/2010 (2)	68,000	—	1.575	5/20/2020
	7/30/2010 (2)	140,000	—	1.60	7/29/2020
	3/25/2011 (2)	66,130	—	1.70	3/24/2021
	3/9/2012 (2)	50,400	—	2.50	3/8/2022
	7/1/2013 (2)	134,154	—	5.00	6/30/2023
	8/1/2014 (2)	45,830	—	11.275	7/31/2024
	8/12/2015 (3)	17,038	2,910	13.56 (4)	8/11/2025
	7/7/2016 (5)	28,954	18,970	13.56	7/6/2026
	7/7/2016 (5)	65,804	43,114	13.56	7/6/2026
	9/8/2016 (6)	96,820	96,822	13.56	9/7/2026
	5/22/2017 (9)	17,708	32,292	13.56	5/21/2027
	5/25/2018 (10)	6,666	57,334	15.105	5/24/2028
	8/1/2018 (8)	—	43,000	15.00	7/31/2028
Matthew Siegel	11/7/2017 (11)	63,532	190,600	15.025	11/6/2027
	5/25/2018 (10)	5,208	44,792	15.105	5/24/2028
	8/1/2018 (8)	—	43,000	15.00	7/31/2028

(1)	All of the outstanding stock option awards were granted under our 2003 Stock Plan, except for those with a grant date of August 1, 2018, which were granted under our 2018 Equity Incentive Plan.

(2)	The option was fully vested and immediately exercisable as of September 29, 2018.

(3)	1/48th of the option vested on May 1, 2015 and an additional 1/48th vests monthly thereafter, subject to continued service to us as of each vesting date.

(4)	On November 14, 2016, the exercise price of this stock option award was repriced from $18.64 to $13.56.

(5)	1/48th of the option vested on May 1, 2016 and an additional 1/48th vests monthly thereafter, subject to continued service to us as of each vesting date.

(6)	1/48th of the option vested on October 8, 2016 and an additional 1/48th vests monthly thereafter, subject to continued service to us as of each vesting date.

(7)	1/48th of the option vested on November 1, 2017 and an additional 1/48th vests monthly thereafter, subject to continued service to us as of each vesting date.

(8)	1/4th of the option will vest on August 1, 2019 and an additional 1/16th vests quarterly thereafter, subject to continued service to us as of each vesting date.

(9)	1/48th of the option vested on May 1, 2017 and an additional 1/48th vests monthly thereafter, subject to continued service to us as of each vesting date.

(10)	1/48th of the option vested on May 1, 2018 and an additional 1/48th vests monthly thereafter, subject to continued service to us as of each vesting date.

(11)	1/4th of the option vested on September 5, 2018 and an additional 1/48th vests monthly thereafter, subject to continued service to us as of each vesting date.
Fiscal 2018 Option Exercises Table
The following table provides information regarding the number of shares of common stock acquired and the value realized pursuant to the exercise of stock options during fiscal 2018 by each of our named executive officers.

Stock Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($) (1)
Patrick Spence	—	—
Michael Giannetto	—	—
Joy Howard	—	—
Nicholas Millington	82,000	1,142,859
Matthew Siegel	—	—

(1)
The value realized on exercise reflects the difference between the fair market value of our common stock at the time of exercise on the exercise date and the exercise price of the option. Amounts shown are presented on an aggregate basis for all exercises that occurred during fiscal 2018.

Estimated Payments upon Termination or Change in Control
The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described below for each of the named executive officers. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2018, which was September 28, 2018, and that the price per share of our common stock was the closing price on The Nasdaq Global Select Market as of that date, which was $16.04 per share. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	Qualifying Termination, With or Without a Change of Control	Qualifying Termination Between Two and Six Months Prior to, or Between Six and Twelve Months After, a Change of Control	Qualifying Termination Within Two Months Prior to, or Within Six Months After, a Change of Control
Name	Salary ($)	Acceleration of Equity Vesting ($) (2)	Acceleration of Equity Vesting ($) (2)
Patrick Spence	—	208,000	635,611
Michael Giannetto	187,500 (3)	44,720	186,212
Joy Howard †	—	—	—
Nicholas Millington	—	44,720	312,218
Matthew Siegel	—	44,720	162,390

†	Ms. Howard ceased serving as our Chief Marketing Officer in May 2018.

(1)
As used herein, a “Qualifying Termination” means either an involuntary termination of employment without cause or a voluntary resignation for good reason, in each case as such terms are defined in the applicable stock option agreement.

(2)
The value is calculated by multiplying (i) the number of unvested shares that would be subject to an acceleration of vesting by (ii) the difference between $16.04 (the per share closing stock price on September 28, 2018) and the exercise price of the applicable stock options.

(3)	The severance amount related to base salary was determined based on Mr. Giannetto’s base salary in effect on September 28, 2018, the last business day of fiscal 2018.

EQUITY COMPENSATION PLAN INFORMATION
We currently maintain the following equity compensation plans that provide for the issuance of shares of our common stock to our officers and other employees, directors and consultants, each of which has been approved by our stockholders: our 2003 Stock Plan (as amended, the “2003 Plan”), our 2018 Equity Incentive Plan (the “2018 Plan”) and our 2018 Employee Stock Purchase Plan (the “ESPP”).
The following table presents information as of September 29, 2018 with respect to compensation plans under which shares of our common stock may be issued.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding securities	Weighted-average exercise price of outstanding securities ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	48,504,182 (1)	10.33	24,739,408 (2)
Equity compensation plans not approved by security holders	—	N/A	—
Total	48,504,182	10.33	24,739,408

(1)	Includes stock options outstanding under the 2003 Plan and the 2018 Plan as of September 29, 2018. There were no RSUs outstanding as of September 29, 2018.

(2)
Includes 21,939,408 shares available for issuance under the 2018 Plan and 2,800,000 shares available for issuance under the ESPP. There are no shares of common stock available for issuance under the 2003 Plan, but the 2003 Plan will continue to govern the terms of stock options granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2003 Plan that cease to be subject to such awards or that are forfeited or repurchased at their original issue price will generally be available for future grant and issuance as shares of common stock under the 2018 Plan; however, shares subject to awards under the 2003 Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award will not become available for future grant or sale under the 2018 Plan. In addition, the number of shares reserved for issuance under the 2018 Plan increased automatically by 5,012,433 shares on January 1, 2019 and will increase automatically on January 1 of each year through 2028 by a number of shares of common stock equal to the lesser of (i) 5% of the total outstanding shares of our common stock and common stock equivalents as of the immediately preceding December 31 (rounded to the nearest whole share) and (ii) a number of shares determined by our board of directors. The ESPP is not currently in effect, but rather allows our compensation committee to select a future date, if at all, upon which to implement the ESPP. The number of shares reserved for issuance under the ESPP increased automatically by 2,004,973 shares on January 1, 2019 and will increase automatically on January 1 of each year through 2028 by the number of shares equal to 2% of the total number of outstanding shares of our common stock and common stock equivalents as of the immediately preceding December 31. However, our board of directors may reduce the amount of the increase in any particular year. The aggregate number of shares issued over the term of the ESPP will not exceed 40,000,000 shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal One: Election of Directors—Director Compensation,” respectively, since October 1, 2017, the following are the only transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.
Participation in Our Initial Public Offering
KKR Capital Markets LLC, an affiliate of a holder of more than 5% of our capital stock and an affiliate of a member of our board of directors, purchased 694,444 shares of our common stock in our initial public offering at the initial public offering price.
Relationship with KKR Capstone
We have utilized and may continue to utilize KKR Capstone Americas LLC and/or its affiliates (“KKR Capstone”), a consulting company that works exclusively with KKR’s portfolio companies, for consulting services, and have paid to KKR Capstone related fees and expenses. KKR Capstone is not a subsidiary or affiliate of KKR. KKR Capstone operates under several consulting agreements with KKR and uses the “KKR” name under license from KKR.
Limitation of Liability and Indemnification of Directors and Officers
Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	for any breach of their duty of loyalty to our company or our stockholders;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which they derived an improper personal benefit.
Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
Our restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our restated bylaws also provide that we may indemnify our employees or agents, and that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these officers and directors pursuant to our indemnification obligations or otherwise as a matter of law.
We have also entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements may also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
Rule 10b5-1 Sales Plans
Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances.
Review, Approval or Ratification of Transactions with Related Parties
Our written related party transactions policy states that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock and any members of the immediate family of and any entity affiliated with any of the foregoing persons are not permitted to enter into a material related party transaction with us without the review and approval of our audit committee (or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest). The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 must be presented to our audit committee (or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest) for review, consideration and approval. In approving or rejecting any such proposal, our audit committee (or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest) considers the relevant facts and circumstances available and deemed relevant to the committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the fiscal year ended September 29, 2018.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
Our audit committee has reviewed and discussed with our management and PricewaterhouseCoopers LLP our audited consolidated financial statements for the fiscal year ended September 29, 2018. Our audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communications with Audit Committees.”
Our audit committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from us.
Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended September 29, 2018 for filing with the U.S. Securities and Exchange Commission.
Submitted by the Audit Committee
Karen Boone, Chair
Robert Bach
Julius Genachowski

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Our restated bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made (i) by or at the direction of our board of directors or (ii) by a stockholder who has delivered written notice to our Corporate Secretary within the Notice Period (as defined below) and who was a stockholder at the time of such notice and as of the record date. The notice must contain specified information about the nominees and about the stockholder proposing such nominations.
Our restated bylaws also provide that the only business that may be conducted at an annual meeting is business that is (i) properly brought before the meeting pursuant to our proxy materials with respect to such meeting, (ii) properly brought before the meeting by or at the direction of our board of directors or (iii) properly brought before the meeting by a stockholder who has delivered written notice to our Corporate Secretary at its principal executive offices within the Notice Period and who was a stockholder at the time of such notice and as of the record date. The notice must contain specified information about the matters to be brought before such meeting and about the stockholder proposing such matters.
A copy of the full text of the provisions of our restated bylaws discussed above may be obtained by writing to our Corporate Secretary at our principal executive offices or by accessing our filings on the SEC’s website at www.sec.gov. All notices of proposals by stockholders, whether or not included in our proxy materials, should be delivered to our Corporate Secretary at Sonos, Inc., 614 Chapala Street, Santa Barbara, CA 93101, Attn: Corporate Secretary.
For Inclusion in Our Proxy Materials
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for our Annual Meeting of Stockholders to be held in 2020 (the “2020 Annual Meeting”), stockholder proposals must be received by our Corporate Secretary no later than September 20, 2019 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.
To Be Brought Before the Annual Meeting
The “Notice Period” is defined as that period not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which we mailed our proxy materials or the Notice of Internet Availability (whichever is earlier) to stockholders in connection with the preceding year’s annual meeting of stockholders.
To be timely for our 2020 Annual Meeting, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Pacific Time on November 4, 2019 and not later than 5:00 p.m. Pacific Time on December 4, 2019. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our restated bylaws.
If a stockholder who has notified Sonos of such stockholder’s intention to present a proposal at an annual meeting does not appear to present such stockholder’s proposal at such meeting, Sonos does not need to present the proposal for vote at such meeting.
Available Information
We will mail, without charge, upon written request, a copy of our annual report on Form 10-K for the fiscal year ended September 29, 2018, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Sonos, Inc.
614 Chapala Street
Santa Barbara, CA 93101
Attn: Investor Relations
Our annual report on Form 10-K for the fiscal year ended September 29, 2018 is also available at https://investors.sonos.com under “SEC Filings” in the “Reports & Filings” section of our website.

Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified via email as soon as future annual reports and proxy statements are available via the internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

•
Registered Owner (you hold our common stock in your own name through our transfer agent, American Stock Transfer & Trust Company, LLC, or you are in possession of stock certificates): visit www.astfinancial.com and log into your account to enroll.

•
Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.

Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may contact American Stock Transfer & Trust Company, LLC, our transfer agent, through its website at www.astfinancial.com or by phone at (800) 937-5449.
“Householding”: Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.
Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write our Investor Relations department at Sonos, Inc., 614 Chapala Street, Santa Barbara, CA 93101, Attn: Investor Relations, or call (805) 965-3001.
Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Investor Relations department at the address or telephone number listed above.

OTHER MATTERS
Our board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
By Order of the Board of Directors,
Edward Lazarus
Chief Legal Officer and Corporate Secretary
Santa Barbara, California
January 18, 2019

SONOS

SONOS, INC.
614 CHAPALA STREET
SANTA BARBARA, CA 93101

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 26, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 26, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E54491-P16237

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SONOS, INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert Bach
02) Karen Boone
03) John Maeda

The Board of Directors recommends you vote FOR Proposal Two

	For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as Sonos' independent registered accounting firm for the fiscal year ending September 28, 2019	☐	☐	☐

The Board of Directors recommends you vote EVERY 1 YEAR for Proposal Three

	1 Year	2 Years	3 Years	Abstain
3. Advisory vote on the frequency of future votes to approve named executive officer compensation	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

E54492-P16237

SONOS, INC.
Annual Meeting of Stockholders
February 27, 2019 11:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Patrick Spence and Edward Lazarus, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided herein, all the shares of the common stock of Sonos, Inc. to which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Sonos, Inc. to be held on February 27, 2019 or at any adjournment or postponement thereof, with all powers that the undersigned would possess if present at the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side